UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 12, 2005
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	23-2131580
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
Valley Forge Scientific Corp.
3600 Horizon Drive
King of Prussia, Pennsylvania 19406
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act.
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

     Item 1.01. Entry into a Material Definitive Agreement.
     On the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2005, the Registrant reported its entry into a Shareholders’ Agreement, dated as of September 21, 2005, with each of Gregg D. Scheller, Donna M. Scheller, Kurt W. Gampp, Jr. and Jerry L. Malis, individually and/or through revocable trusts or family partnerships. On October 12, 2005, the Leonard Malis and Ruth Malis Family Limited Partnership (the “Malis Family Limited Partnership”) entered into this same Shareholders’ Agreement pursuant to which, subject to certain exceptions, the Malis Family Limited Partnership agreed not to sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of any shares of the Registrant’s common stock beneficially owned by them for a period of twelve months following the date of the agreement. The Shareholders’ Agreement will terminate on the twelve-month anniversary of such date.
      Of the total shares beneficially owned by Dr. Leonard I. Malis, only the 400,000 shares held by the Malis Family Limited Partnership are subject to the Shareholders’ Agreement. The remaining shares held by the Estate of Leonard I. Malis (the “Estate”) will not be subject to the Shareholders’ Agreement.
     A copy of the Shareholders’ Agreement was filed as Exhibit 10.4 to the Registrant’s Current Report filed with the Commission on September 27, 2005, and is incorporated herein by reference. The foregoing summary of the terms of the Shareholders’ Agreement is qualified in its entirety by reference to such Exhibit 10.4.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On October 12, 2005, Synergetics IP, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, acquired the Malis® trademark (the “Trademark”) from the Estate pursuant to a certain Option Agreement dated October 22, 2004, by and between Dr. Malis and Valley Forge Scientific Corp. (the “Option Agreement”), predecessor to the Registrant. In connection with the acquisition of the Trademark on October 12, 2005, Synergetics IP, Inc., as primary obligor, and the Registrant, as co-obligor, signed a Secured Term Promissory Note (the “Note”), secured by a security interest in the Trademark and certain other of the Registrant’s patents. In addition, the Registrant made an initial payment of $159,904 to the Estate pursuant to the terms of the Option Agreement. Synergetics IP, Inc. and the Registrant are referred to in the following description of the Note as the “Obligors.”
     Under the terms of the Note, the Obligors promised to pay to the Estate the principal sum of $3,997,600 in twenty-five equal installments of $159,904 (an “Installment Payment”) commencing three months after the date of such Note and continuing on each three-month anniversary of the date of such Note until the principal sum is paid in full.
     If an Installment Payment is not paid within fifteen days of its due date, the Obligors will be charged 5% of the unpaid portion of the scheduled payment (the “Default Interest”). Upon an event of Default, defined by the terms of the Note to include a bankruptcy, merger, change in control or cross default under the Security Agreements entered into in connection with the Note, the remaining unpaid principal amount and any accrued Default Interest shall become immediately due and payable.
     A copy of the Note is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Note is qualified in its entirety by reference to Exhibit 10.1.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

10.1	Secured Term Promissory Note from Synergetics IP, Inc., as primary obligor, and the Registrant, as co-obligor, dated October 12, 2005 in the Principal Amount of $3,997,600

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 18, 2005

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Secured Term Promissory Note from Synergetics IP, Inc., as primary obligor, and the Registrant, as co-obligor, dated October 12, 2005 in the Principal Amount of $3,997,600

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